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                                                                    EXHIBIT 32.1

                         WARNING MODEL MANAGEMENT, INC.
                           (F/K/A FAMOUS FIXINS, INC.)
                               SEPTEMBER 30, 2003


                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350

                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Warning Model Management, Inc. (the "Company") on Form 10QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Rudolph, Chief Executive Officer of the Company and Stanley Tepper, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                              /s/  Michael Rudolph
                                              -----------------------------
                                              Michael Rudolph
                                              Chief Executive Officer, President
                                              and Chief Accounting Officer
                                              November 18, 2003